Exhibit T3G.1

Estructura del grupo de empresas bajo Enjoy S.A.

Estructura del grupo de empresas bajo Enjoy S.A.


Mercado Accionario
84,75%
Euroamerica S.A.
15,25%
Enjoy S.A.
99,98%
0,02%
Enjoy Gestión Ltda.
100%
Inversiones Enjoy SpA.
100%
Inversiones Inmobiliarias Enjoy SpA
99,98%
Enjoy Consultora S.A. 0,02%
75%
Inv. Vista Norte S.A.
99%
Op. El Escorial S.A. 0,75%
89,44%
Operaciones Integrales Coquimbo Ltda. 10,56%
87,5%
Campos del Norte S.A.12,5%
70%
Casino Rinconada S.A.
70%
Inv. y Ser. Guadalquivir S.A.
70%
Operaciones Integrales Chacabuco S.A.
90%
Slots S.A.
99%
Masterline S.A. 1%
99%
Kuden S.A. 1%
99,37%
Operaciones Turísticas S.A. 0,63%
99%
O. Int. Isla Grande S.A. 1%
99%
Rantrur S.A. 1%
100%
Latino Usluge d.o.o. (Croacia)
46,54%
Casino Grad d.d (Croacia)
99,91%
Nueva Inv. Andes Entretención Ltda. 0,09%
90%
Yojne S.A. 10% (Argentina)
99,89%
Baluma S.A. (Uruguay) 0,11%
100%
Baluma Cambio S.A. (Uruguay)
99,999%
Baluma Ltda. (Brasil)
100%
Enjoy Caribe SpA
Enjoy Caribe SpA- Sucursal Colombia
75%
IPI Antofagasta S.A.
99,99%
IPI Coquimbo SpA. 0,01%
70%
Inm. Rinconada S.A.
99,55%
Inm. Kuden SpA. 0,45%
99%
IPI Castro SpA. 1,00%


Enjoy Gestión Ltda.
99% Casino de Iquique S.A. 1%
99% Casino de la Bahía S.A. 1%
99% Casino del Mar S.A. 1%
99% Casino del Lago S.A. 1%
99% Casino de Puerto Varas S.A. 1%
99% Casino Gran Los Ángeles S.A. 1%
99% Casino de Juegos del Pacífico S.A. 1%
100% San Antonio Hoteles II SpA
3% Dalmacia Gamming S.A.
99% Radal S.A. 1%
Casino Gran Rancagua S.A. 1%
Antonio Martínez y Cía.
Inversiones Enjoy SpA.
100% Trulker S.A. (Uruguay)
100% Enjoywin N.V. (Curazao)